UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of Report: June 14, 2005 (Date of Earliest Event Reported: May 18, 2005))

POLYMER GROUP, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	1-14330	57-1003983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4055 Faber Place Drive, Suite 201, North Charleston, South Carolina, 29405
(Address of Principal Executive Offices, including Zip Code)

(843) 329-5151
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                 Entry into a Material Definitive Agreement

On May 18, 2005, Polymer Group, Inc. (the “Company”) held its annual meeting of stockholders.  The Company’s proxy statement, previously filed as Schedule 14A pursuant to section 14(a) of the Securities Exchange Act of 1934 (the “Proxy”), contained, among other things, proposals related to three benefit plans.  The stockholders approved all three proposals, which included amending the Polymer Group, Inc. 2003 Stock Option Plan, approving the Polymer Group, Inc. Short-Term Incentive Compensation Plan, and approving the Polymer Group, Inc. 2005 Stock Option Plan.  Although a brief description follows, interested parties should consult the Proxy for more complete information about the plans.

The Polymer Group, Inc. 2003 Stock Option Plan was amended, to accomplish, among other things, the following: (i) eliminate the 20% cap on the number of shares available under the plan that may be granted to any one participant in a given calendar year; (ii) allow the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) to establish the exercise price of each option at or below fair market value; (iii) modify the definition of “Change in Control” to add a change in ownership concept; (iv) eliminate the option currently available to a plan participant to satisfy the exercise price by authorizing the Company to withhold shares from the employee equal in value to the exercise price; (v) eliminate the divisional financial performance vesting requirement; (vi) allow change of control vesting on the corporate financial performance portion of a grant; and (vii) fix the exercise date for options to a date certain.

The Polymer Group, Inc. Short-Term Incentive Compensation Plan provides for grants of performance-based cash awards. Employees of the Company and its subsidiaries are eligible to participate in the plan. The purpose of the plan is to provide these individuals with incentives to maximize corporate performance and stockholder value and contribute to the success of the Company.  The plan also enables the Company to attract and retain employees who are expected to exert a positive impact on the Company’s financial results.  Except as otherwise determined by the Company’s Board of Directors in its discretion, the Compensation Committee will administer the plan.  Unless earlier terminated, the plan will continue in effect until the date of the Company’s 2015 annual meeting of stockholders.  For fiscal year 2005, the target awards under the plan (the “2005 Plan”) provide for target bonus percentages of 50% of base salary for the chief executive officer, 35% of base salary for all other named executive officers, and a range of percentages down to 5% of base salary for certain other employees.  Additionally, employees without pre-approved targets may participate in the 2005 Plan at the discretion of the Compensation Committee and/or Chief Executive Officer based on management’s recommendations.  The 2005 Plan establishes performance objectives that the Company is required to meet in order for cash awards to be paid to participants.  The performance objectives are based primarily upon financial measures, specifically, company-defined EBITDA and working capital utilization.  A portion of the award may also be based on personal performance. Actual awards can range from zero to a maximum of 200% of the targeted award.

The Polymer Group, Inc. 2005 Stock Option Plan provides for grants of stock options.  Employees of the Company or its subsidiaries are eligible to participate in the plan.  The purpose of the plan is to provide these individuals with incentives to maximize corporate performance and stockholder value and contribute to the success of the Company. The plan also enables the Company to attract and retain employees who are expected to exert a positive impact on the Company’s financial results.  Except as otherwise determined by the Company’s Board of Directors in its discretion, the Compensation Committee will administer the plan. Grants will be awarded under the plan entirely in the discretion of the Compensation Committee.  Under the plan, the Compensation Committee or the Company’s Board of Directors may award grants of non-qualified stock options to purchase up to 200,000 shares of Class A common stock of the Company.  The exercise price of each option shall be $6.00 per share.  Options vest and become exercisable only on the occurrence of a change in control and only after certain thresholds are reached.  Subject to certain exceptions, each option will expire on the earlier of June 30, 2008 or a change in control.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMER GROUP, INC.

Date: June 14, 2005	/s/ Willis C. Moore III
Willis C. Moore III
Chief Financial Officer